CONSENT OF COUNSEL


We consent to the reference to our Firm under the caption "Legal Matters" contained in the Registration Statement.


                                       /S/ BLAZZARD, GRODD & HASENAUER, P.C.

                                       Blazzard, Grodd & Hasenauer, P.C.


April 27, 2001